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                                                                    Exhibit 10.7

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into effective as of the 25th day of June, 1997, by and between FLORAFAX INTERNATIONAL, INC., a Delaware corporation (the "Company") and James J. Pagano (the "Optionee").

                                   BACKGROUND

         A. The Company has determined to reward and to provide incentives to those who are primarily responsible for the operations of the Company and for shaping and carrying out the long-range plans of the Company and aiding in its continued growth and financial success.

         B. In furtherance of these purposes, the Board of Directors of the Company has authorized the grant to Optionee of a stock option to purchase certain shares of the common stock, par value $.01 per share, of the Company ("Common Stock") by resolution dated June 25, 1997.

         C. The Company and Optionee wish to confirm the terms, conditions, and restrictions of this option.

         For and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE 1

                          GRANT AND EXERCISE OF OPTION

         1.1 GRANT OF OPTION. Subject to the terms, restrictions, limitations, and conditions stated herein, the Company hereby grants to Optionee an option (the "Option") to purchase 50,000 shares of Common Stock (the "Option Shares"). The date first written above shall be the date on which the Option has been granted (the "Grant Date").

         1.2 EXERCISE OF THE OPTION.

                   (a) The Option may be exercised with respect to all or any portion of the Option Shares at any time during the Option Period (as defined below) by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise which shall be delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option (the "Exercise Date"); (ii) a certified check payable to the Company in the amount of the Exercise Price (as defined below) multiplied by the number of Option Shares being purchased (the "Purchase Price") OR by delivery of a number of shares of Common Stock, which have been held by Optionee for at least six months, having a fair market value, as of the date the Option is exercised, at least equal to the Purchase Price OR by a certified check payable to the Company in an amount less than the Exercise Price and by delivery of a number of shares of Common Stock, which have been held by Optionee for at least six months, having a fair market value, as of the date the Option is exercised, at least equal to the balance of the Purchase Price; and (iii) except as permitted in Paragraph 1.2(b) below, a certified check payable to the Company in the amount of all withholding tax obligations (whether federal state or local), imposed on the Company by reason of the exercise of the Option, or the Withholding Election described in Section 1.2(b). Upon acceptance of such notice, receipt of payment in full, the Company shall cause a certificate representing the shares of Common Stock as to which the Option has been exercised to be issued and delivered to the Optionee.

                   (b) In lieu of paying the withholding tax obligation in cash, as described in Section 1.2(a) (iii), the Optionee may elect to have the actual number of shares issuable upon exercise of the Option reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the

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         withholding tax obligations imposed on the Company by reason of the exercise thereof (the "Withholding Election"). The Optionee may take a Withholding Election only if all of the following conditions are met:

                    (i) the Withholding Election must be made by electing the
               Withholding Election in the written notice of exercise; and by executing and delivering to the Company a properly completed Notice of Withholding Election; and

                    (ii) any Withholding Election made will be irrevocable;
               however, the Company may, in its sole discretion, disapprove and not give effect to any Withholding Election.

         1.3 EXERCISE PRICE. The exercise price for each share of Common Stock shall be $4.00 (the "Exercise Price").

         1.4 "TERM AND TERMINATION OF OPTION. Except as otherwise provided herein, the term of the Option ("Option Period") shall commence on the Grant Date and terminate on June 25, 2006. Subject to paragraph 1.6 below, this Option shall become exercisable as to one-fourth (1/4) of the total number of Option Shares at such time as the Fair Market Value (as defined below) of the Common Stock of the Company Is equal to or greater than Five Dollars ($5.00) per share, for twenty (20) consecutive trading days. This Option shall become exercisable as to an additional one-fourth (1/4) of the total number of Option Shares at such time as the Fair Market Value of the Common Stock of the Company is equal or greater than Seven and 50/100 Dollars ($7.50) per share, for twenty (20) consecutive trading days. This Option shall become exercisable as to an additional one-fourth (1/4) of the total number of Option Shares at such time as the Fair Market Value of the Common Stock of the Company is equal or greater than Ten and No/100 Dollars ($10.00) per share, for twenty (20) consecutive trading days. This Option shall become exercisable as to the remaining one-fourth (1/4) of the total number of Option Shares at such time as the Fair Market Value of the Common Stock of the Company is equal to or greater than Twelve and 50/100 Dollars ($12.50) per share, for twenty (20) consecutive trading days. Once the right to purchase shares has accrued, such shares may thereafter be purchased at any time, or in part from time to time, until the termination date of this Option, subject to the provisions of Paragraph 1.6 below. In no case may this Option be exercised for a fraction of a share."

               Upon the expiration of the Option Period as set forth above, this Option, and all unexercised rights granted to the Optionee hereunder shall terminate, and thereafter be null and void.

         1.5 RIGHTS AS STOCKHOLDER. Optionee, or, if applicable, any Transferee (as defined in Section 3.13 (d)) shall have no rights as a stockholder with respect to any shares covered by the Option until a stock certificate for the shares is issued in Optionee's or Transferee's name. No adjustment to the Option shall be made pursuant to Section 3.1 hereof for dividends paid or declared on or with respect to Common Stock in cash, securities other than Common Stock, or other property, for which the record date is prior to the date of exercise hereof.

         1.6 "EARLY TERMINATION OF OPTION. The Option Period shall terminate on the date of the first to occur of the following:

                    (a) June 25, 2006;

                    (b) June 25, 2002, in the event all Option Shares have not vested;

                    (c) the date immediately preceding the consummation of: (i) dissolution or liquidation of the Company; (ii) merger of the Company into another corporation, or any consolidation, share exchange, combination, reorganization, or like transaction in which the Company is not the survivor; or
(iii) sale or transfer (other than as security of the Company's obligations) of at least a majority of the assets of the Company. The Company will use its best efforts to provide written notice to Optionee of such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization, sale, transfer, or like transaction, at least (30) days prior to the closing of such transaction to permit Optionee to exercise the Option."



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                                    ARTICLE 2

                     RESTRICTION ON OPTION AND OPTION SHARES

         2.1 RESTRICTIONS ON TRANSFER OF OPTION. The Option evidenced hereby is non transferable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of Optionee only by Optionee (or, in the event of Optionee's death or Disability, by a permitted Transferee).

         2.2 RESTRICTIONS ON TRANSFER OF OPTION SHARES. Any Option Share acquired upon exercise of the Option shall be subject to the following restrictions:

               (a) Except for transfers made in compliance with Section 2.2(b) below, or as otherwise required or permitted hereunder, none of the Option Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by the Optionee, or in the case of exercise of an Option by a Transferee, by such Transferee. The foregoing notwithstanding, the Company may, but shall not be obligated to, approve the transfer of such Option Shares upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Option Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. Any Option Shares transferred by bequest or by operation of the laws of descent and distribution shall remain subject to the restrictions set forth in this Section 2.2 and all applicable rights in favor of the Company set forth elsewhere herein in the hands of any transferee thereof. Nothing contained herein, however, shall be deemed to impose any requirement that any transferee be an officer, director, or employee of, or consultant to, the Company.

               (b) The Option Shares may be transferred by the Optionee to a Transferee upon the death or Disability of the Optionee, provided that all such Option Shares shall remain subject to the restrictions set forth in this Section 2.2 and all applicable rights in favor of the Company set forth elsewhere herein in the hands the Transferee and of any subsequent transferee of the Transferee.


                                    ARTICLE 3

                               GENERAL PROVISIONS

         3.1 CHANGE IN CAPITALIZATION. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of shares as to which the Option, or the portion thereof then unexercised, shall be or become exercisable, such that Optionee's proportionate interest shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price. No fractional shares shall be issued or made subject to the Option in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.

         3.2 LEGENDS. Each certificate representing the Option Shares purchased upon exercise of the Option shall be endorsed with the following legend and Optionee shall not make any transfer of the Option shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IF RESTRICTED

             THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR SIMILAR STATE SECURITIES LAWS



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             APPLICABLE TO SUCH SECURITIES (COLLECTIVELY THE "ACTS") AND
             MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS
             (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACTS COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT, OR SIMILAR STATE SECURITIES LAW, OR (3) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACTS.

             Optionee agrees that the Company may also include any other legends required by applicable federal or state securities laws.

         3.3 GOVERNING LAWS. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware.

         3.4 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

         3.5 NOTICE. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

         3.6 SEVERABILITY. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         3.7 ENTIRE AGREEMENT. This Agreement expresses the entire understanding and Agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         3.8 VIOLATION. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof made in violation of the terms of this Agreement shall be void and without effect.

         3.9 HEADINGS. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

         3.10 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

         3.11 NO EMPLOYMENT RIGHTS CREATED. The grant of the Option hereunder shall not be construed as giving Optionee the right to continued employment with the Company.

         3.12 SPECIAL LIMITATION ON EXERCISE. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which approval may be withheld if the exercise of this Option, together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange



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Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If the Option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section 3.12, the exercise period may, upon request of Optionee, be extended for successive one-year periods until it can be exercised in accordance with this Section 3.12. Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations, and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares to be acquired pursuant to the exercise of the Option are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

         3.13 CERTAIN DEFINITIONS. The capitalized terms listed below are used herein with the meaning thereafter ascribed:

                    (a) "Cause" means conduct amounting to (1) fraud or
               dishonesty against the Company, (2) repeated intoxication with alcohol or drugs while on the Company's premises or otherwise in a manner which materially interferes with Optionee's performance of duties of employment, or (3) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty.

                    (b) "Disability" means (1) the inability of Optionee to
               perform the duties of Optionee's employment with the Company due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or (2) Optionee shall be entitled to (i) disability retirement benefits under the federal Social Security Act or (ii) recover benefits under any long-term disability plan or policy maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

                    (c) "Fair Market Value" means of the applicable prices
               selected from the following alternatives for the date as of which Fair Market Value is to be determined as quoted in the Wall Street Journal (or in such other reliable publication as the committee, in it's discretion, may determine to rely upon): (i) if the common stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE - Composite transactions listing for such date, (ii) if the common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common stock for such date on (or on any composite index including) the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed, or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Associates of Securities Dealers Automated Quotations Systems or any successor system then in use ("NASDAQ"). If there are no such sales price quotations for the date as of which Fair Market Value is to be determined but there are such sales price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before, and the nearest date after, the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sales price quotations on, or within a reasonable period both before and after, the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bonafide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bonafide bid and asked prices on the nearest trading date before, and the nearest trading date after, the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. If the Fair Market Value of the Common Stock cannot be determined on the basis set forth in this definition for the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction, other than a restriction which, by its terms, will never lapse."


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                    (d) "Transferee" means the estate, or the executor or
               administrator of the estate, of a deceased Optionee, or the personal representative of an Optionee suffering a Disability.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


ATTEST:                                          FLORAFAX INTERNATIONAL, INC.



/s/ Kelly S. McMakin                             By: /s/ James H. West
-------------------------------                      ---------------------------
Kelly S. McMakin, Secretary                          James H. West, President




ACCEPTED:



 /s/ James J. Pagano
-------------------------------
James J. Pagano




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